Exhibit 99.1

Press Relations: Elizabeth Doubleday—+1-410-727-5112, x1261—edoubleday@saba.com

SABA TAPS INDUSTRY VETERAN MARK D. FROST AS NEW COO

Former PeopleSoft Executive Will Lead Saba’s HCM Products and Strategy

REDWOOD SHORES, CALIF., Sept. 22, 2005 —Saba (NASDAQ: SABA), a leading provider of human capital management (HCM) solutions, today announced that Mark D. Frost has been appointed as the company’s new chief operating officer (COO). Frost will lead and provide strategic direction for Saba’s HCM solutions.

Previously vice president and general manager of PeopleSoft’s HCM product division, Frost understands the need for decision-makers to have real-time operational information at their fingertips, to quickly align people performance with organizational objectives. Frost brings more than 20 years of experience in technology management to Saba. At PeopleSoft, he helped the company achieve an impressive 20 percent growth in annual revenue by dramatically increasing the company’s focus on its HCM strategic applications business, with particular emphasis on the learning and performance management components.

“Mark’s background and successful track record in the HCM industry make him an excellent choice as Saba’s COO during a time of dynamic growth for the company,” said Saba founder and CEO Bobby Yazdani. “Mark’s operational expertise and deep knowledge of both traditional and new HCM applications bring added depth to Saba’s market leadership position. We’re extremely pleased to have someone of his caliber and experience joining our management team.”

Frost’s responsibilities at Saba include oversight of Saba’s Engineering, Global Support and Hosting, Education, Product Management and Product Marketing functions. He oversees the strategy, development and delivery of the HCM industry’s first Services On Demand (SOD) solution, Saba Enterprise 2005. Recognized by analyst firms for its emergence as a leading HCM player, Saba introduced its Saba Enterprise 2005 integrated HCM suite—with Learning, Performance and Talent Management—earlier this year.

The imperative for enterprises to effectively manage their human capital has never been more compelling. Trends such as an aging workforce, an increasingly global talent pool and higher standards for corporate accountability around the world are driving large organizations to align their people with their business strategies in new ways. No longer can enterprises thrive simply with strong top-down management; today’s successful companies are putting decision-making tools and information in the hands of line managers.

“I’m excited to join a team that has maintained its leadership position over years marked by extraordinary technological advances and ever-changing market dynamics,” Frost said. “Saba has proven it has a focus on HCM, incredible talent and a strong vision. I look forward to helping establish its dominance as the leading provider of HCM solutions.”

Throughout his career, Frost has won recognition for helping both start-up and established companies achieve their strategic and financial objectives. Prior to PeopleSoft, he served as vice president and general manager of product operations at Documentum and as COO for Objectstream. Previously, he also held vice president of engineering positions at NeoVista Software, Envirotest Systems, Inc., and Systems Control, Inc., as well as key management positions with EDS Corporation and General Electric.

Frost holds a B.A. in computer science from the University of California at Berkeley.

Legal Notice Regarding Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the federal securities laws, including, without limitation, statements regarding Saba’s dynamic growth and ability to establish its dominance as the leading provider of HCM solutions. Saba’s actual results could differ materially from those expressed in any forward-looking statements. Risks and uncertainties Saba faces that could cause results to differ materially include risks associated with: Saba’s dependence on growth of the markets for Saba’s products, dependence on acceptance of Saba’s products by customers and channel partners, fluctuation in customer spending, length of Saba’s sales cycle, competition, rapid technological change, dependence on new product introductions and enhancements and potential software defects. Readers should also refer to the section entitled “Risk Factors “ on pages 26 through 34 of Saba’s Annual Report on Form 10-K dated August 29, 2005 and similar disclosures in subsequent Saba periodic SEC reports. The forward-looking statements and risks stated in this press release are based on information available to Saba today. Saba assumes no obligation to update them.

About Saba

Saba (NASDAQ: SABA) is a leading provider of integrated Human Capital Management (HCM) solutions. Saba enables The Aligned Enterprise™ by aligning goals, developing and motivating people, and measuring results — driving greater organizational performance.

More than 10 million current users in over 30 countries use Saba today. Customers include ABN AMRO, Alcatel, Bank of Tokyo-Mitsubishi, BMW, CEMEX, Cisco Systems, DaimlerChrysler, Dell, Deloitte Touche Tohmatsu, EDS, EMC Corporation, FedEx Kinko’s, Insurance Australia Group, Lockheed Martin, Medtronic, National Australia Bank, Novartis, Petrobras, Procter & Gamble, Scotiabank, Sprint, Standard Chartered Bank, Swedbank and the U.S. Army and U.S. Navy.

Headquartered in Redwood Shores, California, Saba has 20 offices worldwide. For more information, please visit www.saba.com or call (+ 1) 877-SABA-101 or (+1) 650-779-2791.

Saba, the Saba logo, and the marks relating to other Saba products and services referenced herein are either trademarks or registered trademarks of Saba Software, Inc. All other trademarks are the property of their respective owners.